Exhibit 13.2

CERTIFICATION

PURSUANT TO RULE 13A-14(B) UNDER THE SECURITIES EXCHANGE ACT 0F 1934

In connection with the Annual Report of Hollysys Automation Technologies Ltd. (the “Company”) on Form 20-F for the year ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Herriet Qu, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of June 30, 2015 and results of operations of the Company for the year ended June 30, 2015.

/s/ Herriet Qu
Name:	Herriet Qu

Title:	Chief Financial Officer (Principal Financial Officer)

Date:	September 25, 2015

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this Annual Report or as a separate disclosure document.